Westwood Holdings Group, Inc. Reports Second Quarter 2016 Results
Assets Under Management of $21 billion

Dallas, TX, July 27, 2016 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported second quarter 2016 revenues of $31.0 million compared to revenues of $37.3 million in the second quarter of 2015. Asset-based advisory fees decreased $4.8 million due to lower average assets under management primarily related to net outflows and depreciation since the second quarter of 2015. We earned performance-based fees of $0.4 million in the second quarter 2016 compared to $1.9 million in the second quarter of 2015. Assets under management ("AUM") totaled $21.0 billion at June 30, 2016, excluding assets under advisement ("AUA") totaling $322 million.

Second quarter net income totaled $5.7 million compared with $9.8 million in the second quarter of 2015, primarily due to a $4.2 million decrease in advisory fees and a $0.6 million charge for one-time information technology implementation costs, both net of tax, partially offset by a decrease in incentive compensation costs related to lower results in 2016. Diluted earnings per share of $0.69 compared to $1.23 for the second quarter of 2015. Non-GAAP Economic Earnings for the quarter of $10.4 million compared with $14.4 million in the prior year's second quarter. Non-GAAP Economic Earnings per share ("Economic EPS") of $1.27 compared with $1.80 in the second quarter of 2015.

Highlights from the second quarter 2016 include:

•	Strong performance of our Emerging Markets and Multi-Asset strategies.

•	Negative flows were driven primarily by reallocations from U.S. equity mandates.

•	Unfunded mandate wins were at their highest level in over a year.

Brian Casey, Westwood’s President & CEO, commented, “The current investing and business environment is one of the most unusual we have seen in a long time. Flows to low- and in some cases even negative-yielding fixed income securities are strong while equities remain out of favor despite the S&P 500 recently reaching an all-time high. So far this year, strong performance has been delivered by several of our strategies, primarily in the Emerging Markets and Multi-Asset segments, which positions us well in areas of rising long-term secular investor demand. We experienced negative flows for the quarter, primarily driven by continued reductions in U.S. equity allocations by investors. On a positive note, unfunded mandates reached their highest level in over a year, with wins coming across a number of our strategies. We expect these mandates to be funded over the remainder of this year.”

Westwood’s Board of Directors declared a quarterly cash dividend of $0.57 per common share, payable on October 3, 2016 to stockholders of record on September 9, 2016. At quarter-end, Westwood had $73.9 million in cash and investments, stockholders’ equity of $137.6 million, and no debt.

Economic Earnings and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.

Westwood will host a conference call to discuss second quarter 2016 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, dial 877-303-6235 (domestic and Canada) or 631-291-4837 (international). The conference call can also be accessed via our Investor Relations page at westwoodgroup.com and will be available for replay through August 3, 2016 by dialing 855-859-2056 (domestic and Canada) or 404-537-3406 (international) and then entering the passcode 43853210.

About Westwood

Westwood Holdings Group, Inc. provides investment management services to institutional investors, private wealth clients and financial intermediaries. With $21.0 billion in assets under management*, our firm offers a range of investment strategies including U.S. equities, Master Limited Partnerships (MLPs), Multi-Asset, Global and Emerging Markets equities, and Global Convertible securities portfolios. Access to these strategies is available through separate accounts, commingled funds, the Westwood Funds® family of mutual funds, and UCITS funds. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Westwood also maintains offices in Toronto, Boston, Omaha and Houston.

For more information on Westwood, please visit www.westwoodgroup.com.

For more information on the Westwood Funds®, please visit www.westwoodfunds.com.

*As of June 30, 2016

Forward-looking Statements

Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “forecast,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “could,” “goal,” “may,” “target,” “designed,” “on track,” “comfortable with,” “optimistic” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: regulations adversely affecting the financial services industry; the composition and market value of our assets under management; competition in the investment management industry; our investments in foreign companies; our ability to develop and market new investment strategies successfully; our ability to pursue and properly integrate acquired businesses; litigation risks; our ability to retain qualified personnel; our relationships with current and potential customers; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain effective information systems; our ability to maintain effective cyber security; our ability to maintain an effective system of internal controls; our ability to maintain our fee structure in light of competitive fee pressures; our relationships with investment consulting firms; the significant concentration of our revenues in a small number of customers; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2015 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

# # # #

SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Tiffany B. Kice
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
REVENUES:
Advisory fees:
Asset-based	$22,666	$21,815	$27,458
Performance-based	409	—	1,918
Trust fees	7,643	7,465	7,921
Other, net	305	(151)	14
Total revenues	31,023	29,129	37,311

EXPENSES:
Employee compensation and benefits	$15,108	$16,494	$16,512
Sales and marketing	687	328	496
Westwood mutual funds	831	696	901
Information technology	2,201	1,964	1,422
Professional services	1,158	1,646	1,031
General and administrative	2,526	2,355	2,197
Total expenses	22,511	23,483	22,559
Income before income taxes	8,512	5,646	14,752
Provision for income taxes	2,851	2,124	4,957
Net income	$5,661	$3,522	$9,795
Other comprehensive income (loss):
Foreign currency translation adjustments	157	1,303	233
Total comprehensive income	$5,818	$4,825	$10,028

Earnings per share:
Basic	$0.71	$0.45	$1.25
Diluted	$0.69	$0.44	$1.23

Weighted average shares outstanding:
Basic	8,000,214	7,862,449	7,806,031
Diluted	8,172,923	8,047,084	7,961,406

Economic Earnings	$10,387	$8,093	$14,352
Economic EPS	$1.27	$1.01	$1.80

Dividends declared per share	$0.57	$0.57	$0.50

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Six Months Ended June 30,
	2016	2015
REVENUES:
Advisory fees:
Asset-based	$44,481	$51,387
Performance-based	409	2,206
Trust fees	15,108	13,071
Other, net	154	255
Total revenues	60,152	66,919

EXPENSES:
Employee compensation and benefits	$31,602	$31,821
Sales and marketing	1,015	891
Westwood mutual funds	1,527	1,728
Information technology	4,165	2,459
Professional services	2,804	3,103
General and administrative	4,881	3,787
Total expenses	45,994	43,789
Income before income taxes	14,158	23,130
Provision for income taxes	4,975	7,725
Net income	$9,183	$15,405
Other comprehensive income (loss):
Foreign currency translation adjustments	1,460	(1,155)
Total comprehensive income	$10,643	$14,250

Earnings per share:
Basic	$1.16	$2.00
Diluted	$1.13	$1.93

Weighted average shares outstanding:
Basic	7,931,331	7,701,707
Diluted	8,132,941	7,976,790

Economic Earnings	$18,480	$23,768
Economic EPS	$2.27	$2.98

Dividends declared per share	$1.14	$1.00

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$29,124	$22,740
Accounts receivable	21,376	19,618
Investments, at fair value	44,800	72,320
Other current assets	2,159	2,926
Total current assets	97,459	117,604
Goodwill	27,144	27,144
Deferred income taxes	11,143	11,042
Intangible assets, net	22,374	23,354
Property and equipment, net of accumulated depreciation of $4,133 and $3,687	3,908	2,192
Total assets	$162,028	$181,336

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$3,545	$3,549
Dividends payable	5,924	5,749
Compensation and benefits payable	8,754	20,264
Contingent consideration	—	9,023
Income taxes payable	3,109	6,268
Total current liabilities	21,332	44,853
Accrued dividends	1,236	1,699
Deferred rent	1,844	817
Total liabilities	24,412	47,369

Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 9,823,881 and outstanding 8,847,754 shares at June 30, 2016; issued 9,425,309 and outstanding 8,630,687 shares at December 31, 2015	98	94
Additional paid-in capital	155,525	143,797
Treasury stock, at cost - 976,127 shares at June 30, 2016; 794,622 shares at December 31, 2015	(43,641)	(34,910)
Accumulated other comprehensive loss	(3,228)	(4,688)
Retained earnings	28,862	29,674
Total stockholders’ equity	137,616	133,967
Total liabilities and stockholders’ equity	$162,028	$181,336

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,183	$15,405
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	494	325
Amortization of intangible assets	980	552
Unrealized losses (gains) on trading investments	(425)	(81)
Stock based compensation expense	8,083	7,695
Deferred income taxes	(72)	(612)
Excess tax benefits from stock based compensation	(165)	(1,396)
Net sales (purchases) of investments – trading securities	27,945	33,506
Other non-cash, net	276	—
Changes in operating assets and liabilities:
Accounts receivable	(1,188)	(6,773)
Other current assets	981	288
Accounts payable and accrued liabilities	(375)	810
Compensation and benefits payable	(11,384)	(6,522)
Income taxes payable	(3,889)	1,673
Other liabilities	166	(18)
Net cash provided by operating activities	30,610	44,852
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(994)	(564)
Acquisition of Woodway, net of cash acquired	—	(24,133)
Net cash used in investing activities	(994)	(24,697)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	(4,421)	—
Issuance of treasury stock under employee stock plans	(614)	(1,327)
Restricted stock returned for payment of taxes	(3,696)	(5,576)
Excess tax benefits from stock based compensation	165	1,396
Payment of contingent consideration in acquisition	(5,562)	—
Cash dividends	(10,282)	(8,743)
Net cash used in financing activities	(24,410)	(14,250)
Effect of currency rate changes on cash	1,178	(1,269)
NET INCREASE IN CASH AND CASH EQUIVALENTS	6,384	4,636
Cash and cash equivalents, beginning of period	22,740	18,131
Cash and cash equivalents, end of period	$29,124	$22,767

Supplemental cash flow information:
Cash paid during the period for income taxes	$8,783	$6,675
Common stock issued for acquisition	$3,734	$5,669
Non-cash accrued contingent consideration	$—	$9,257
Accrued dividends	$7,160	$6,071
Accrued purchase of property and equipment	$332	$—
Tenant allowance included in Property and equipment	$1,128	$—

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Economic Earnings
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Net Income	$5,661	$3,522	$9,795
Add: Stock based compensation expense	4,080	4,003	4,017
Add: Intangible amortization	490	490	462
Add: Tax benefit from goodwill amortization	156	78	78
Economic Earnings	$10,387	$8,093	$14,352

Diluted weighted average shares	8,172,923	8,047,084	7,961,406
Economic EPS	$1.27	$1.01	$1.80

	Six Months Ended June 30,
	2016	2015
Net Income	$9,183	$15,405
Add: Stock based compensation expense	8,083	7,695
Add: Intangible amortization	980	552
Add: Tax benefit from goodwill amortization	234	116
Economic Earnings	$18,480	$23,768

Diluted weighted average shares	8,132,941	7,976,790
Economic EPS	$2.27	$2.98

As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings and Economic Earnings per share ("Economic EPS"). We provide these measures in addition to, not as a substitute for, net income and earnings per share, which are reported on a GAAP basis. Management reviews Economic Earnings and Economic EPS to evaluate Westwood’s ongoing performance, allocate resources and review the dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income or earnings per share, are useful for management and investors when evaluating Westwood’s underlying operating and financial performance and its available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.

We define Economic Earnings as net income plus non-cash equity-based compensation expense, amortization of intangible assets and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings divided by diluted weighted average shares outstanding.